EXHIBIT 99.B5-20
                                 EXHIBIT (D)(21)

                   FORM OF SUB-ADVISORY AGREEMENT ON BEHALF OF

                            WRL PILGRIM BAXTER GROWTH

                                 WRL SERIES FUND

                             SUB-ADVISORY AGREEMENT

                                     BETWEEN

                         WRL INVESTMENT MANAGEMENT, INC.

                                       AND

                       PILGRIM BAXTER AND ASSOCIATES, LTD.

         This Agreement is entered into as of May 1, 1999 between WRL MANAGEMENT, INC., a Florida corporation (referred to herein as "WRL Management"), and Pilgrim Baxter and Associates, Ltd. a Delaware corporation (referred to herein as "Pilgrim Baxter").

         WHEREAS, WRL Management entered into a Management and Investment Advisory Agreement (referred to herein as the "Advisory Agreement"), dated as of January 1, 1997 with WRL Series Fund, Inc, a Maryland corporation (referred to herein as the "Fund"), an open-end management investment company registered under The Investment Company Act of 1940 (the "1940 Act"), on behalf of WRL Pilgrim Baxter Mid Cap Growth (the "Portfolio"), under which WRL Management has agreed, among other things, to act as investment adviser to the Portfolio.

         WHEREAS, the Advisory Agreement provides that WRL Management may engage a Sub-Adviser to furnish investment information and advice to assist WRL Management in carrying out its responsibilities under the Advisory Agreement as investment adviser to the Fund.

         WHEREAS, it is the purpose of this Agreement to express the mutual agreements of the parties hereto with respect to the services to be provided by Pilgrim Baxter to WRL Management and the terms and conditions under which such services will be rendered.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

         1. SERVICES OF PILGRIM BAXTER. Pilgrim Baxter shall act as investment adviser to WRL Management with respect to the Portfolio. In this capacity, Pilgrim Baxter shall have the following responsibilities:

         (a) to provide a continuous investment program for the Portfolio including management of the acquisition, holding or disposition of any or all of the securities or other assets which the Portfolio may own or contemplate acquiring from time to time;

         (b) Pilgrim Baxter will place orders for the purchase and sale of securities primarily with or through such persons, brokers or dealers whom it believes will provide the most favorable price and efficient execution. Within the framework of this policy, in accordance with the Advisory Agreement, and in accordance with
              Section 28(e) of the Securities & Exchange Act of 1934, Pilgrim Baxter may consider the financial responsibility, research and investment information and other services provided by brokers or dealers who may effect or be a party to any such transaction or other transactions to which Pilgrim Baxter's other clients may be a party. It is understood that it is desirable for the Portfolio that Pilgrim Baxter have access to supplemental investment and market research and security and economic analysis provided by brokers who may execute brokerage transactions at a higher cost to the Portfolio that may result when allocating brokerage to other brokers solely on the basis of seeking the most favorable price. Therefore, Pilgrim Baxter is authorized to place orders for the purchase and sale of securities for the Portfolio with such brokers, subject to review by WRL Management and the Fund's Board of Directors, from time to time, with respect to the extent and continuation of this practice. It is understood that the services provided by such brokers also may be useful to Pilgrim Baxter in connection with Pilgrim Baxter's services to other clients.

              On occasions when Pilgrim Baxter deems the purchase or sale of a security to be in the best interest of the Portfolio as well as other clients of Pilgrim Baxter, to the extent permitted by applicable laws and regulations, Pilgrim Baxter may, but shall be under no obligation to, aggregate the securities to be so purchased or sold in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by Pilgrim Baxter in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Portfolio and to such other clients.

         (c) to cause its officers to attend meetings of WRL Management or the Fund and furnish oral or written reports, as WRL Management may reasonably require, in order to keep WRL Management and its officers and the Directors of the Fund and appropriate officers of the Fund fully informed as to the condition of the investment portfolio of the Portfolio, the investment recommendations of Pilgrim Baxter, and the investment considerations which have given rise to those recommendations;

         (d) to furnish such statistical and analytical information and reports as may reasonably be required by WRL Management from time to time; and

         (e) to supervise the purchase and sale of securities.

         2. OBLIGATIONS OF WRL MANAGEMENT. WRL Management shall have the following obligations under this Agreement:

         (a) to keep Pilgrim Baxter continuously and fully informed as to the composition of the Portfolio's investment portfolio and the nature of the Portfolio's assets and liabilities from time to time;

         (b) to furnish Pilgrim Baxter with a certified copy of the Fund's By-laws and with a certified copy of any financial statement or report prepared for the Portfolio by certified or independent public accountants, and with copies of any financial statements or reports made by the Fund to its shareholders or to any governmental body or securities exchange;

         (c) to promptly furnish Pilgrim Baxter with copies of the Fund's current prospectus and statement of additional information, together with any investment restrictions or limitations imposed upon the management of the assets of the Portfolio by the Fund's Board of Directors or officers, or those imposed by WRL Management, and copies of any or all Exemptive Orders or no-action letters received by the Fund from the Securities and Exchange Commission which may apply to the Portfolio.

         (d) to furnish Pilgrim Baxter with any further materials or information which Pilgrim Baxter may reasonably request to enable it to perform its functions under this Agreement;

         (e) to compensate Pilgrim Baxter for its services provided and the expenses assumed under this Agreement, by (i) the payment of a monthly fee as set forth on schedule A attached to this Agreement, as it may be amended from time to time in accordance with Section 10 below. (The fees payable to Pilgrim Baxter with respect to the WRL Pilgrim Baxter Mid Cap Growth portfolio will be based upon the average daily net assets, on a combined basis, of both the IDEX Pilgrim Baxter Mid Cap Growth fund and the WRL Pilgrim Baxter Mid Cap Growth portfolio.) In the event that this Agreement shall be effective for only part of a period to which any such fee received by WRL Management is attributable, then an appropriate pro-ration of the fee that would have been payable hereunder if this

              Agreement had remained in effect until the end of such period shall be made, based on the number of calendar days in such period and the number of calendar days during the period in which this Agreement was in effect. The fees payable to Pilgrim Baxter hereunder shall be payable upon receipt by WRL Management from the Portfolio of fees payable to WRL Management under Section 6 of the Advisory Agreement; and

         3. TREATMENT OF INVESTMENT ADVICE. WRL Management may direct Pilgrim Baxter to furnish its investment information, advice and recommendations directly to officers of the Fund.

         4. PURCHASES BY AFFILIATES. Neither Pilgrim Baxter nor any of its officers or Directors shall take a long or short position in the securities issued by the Portfolio. This prohibition, however, shall not prevent the purchase from the Portfolio of shares issued by the Portfolio on behalf of the Portfolio by the officers and Directors of Pilgrim Baxter (or deferred benefit plans established for their benefit) at the current price available to the public, or at such price with reductions in sales charge as may be permitted in the Fund's current prospectus in accordance with Section 22(d) of the Investment Company Act of 1940, as amended (the "1940 Act").

         5. LIABILITY OF PILGRIM BAXTER. Pilgrim Baxter may rely on information provided to it by WRL Management or the Fund reasonably believed by it to be accurate and reliable. Except as may otherwise be provided by the 1940 Act, neither Pilgrim Baxter nor its officers, directors, employees or agents shall be subject to any liability to the Portfolio or any shareholders of the Portfolio or to WRL Management for any error of judgment, mistake of law or any loss arising out of any investment or other act or omission in the course of, connected with or arising out of any service to be rendered hereunder, except by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under this Agreement.

         6. COMPLIANCE WITH LAWS. Pilgrim Baxter represents that it is, and will continue to be throughout the term of this Agreement, an investment adviser registered under all applicable federal and state laws. In all matters relating to the performance of this Agreement, Pilgrim Baxter will act in conformity with the Fund's Articles of Incorporation, Bylaws, and current prospectus and with the instructions and direction of WRL Management and Fund's Directors, and will conform to and comply with the 1940 Act and all other applicable federal or state laws and regulations.

         7. TERMINATION. This Agreement shall terminate automatically with respect to the Portfolio upon the termination of the Advisory Agreement with respect to such Portfolio. This Agreement may be terminated at any time with respect to the Portfolio, without penalty, by WRL Management or by the Fund's Board by giving 60 days' written notice of such termination to Pilgrim Baxter at its principal place of business, provided that, if terminated by the Fund, such termination is approved by the Board of Directors of the Fund or by vote of a majority of the outstanding voting securities (as that phrase is defined in Section 2(a)(42) of the 1940 Act) of the Portfolio, or per the terms of the exemptive order - Release No. 23379 - under section 6(c) of the Act from section 15(a) and rule 18f-2 under the Act. This Agreement may be terminated at any time by Pilgrim Baxter by giving 60 days' written notice of such termination to the Fund's Board and WRL Management at their respective principal places of business.

         8. ASSIGNMENT. This Agreement shall terminate automatically in the event of any assignment (as that term is defined in Section 2(a)(4) of the 1940
Act) of this Agreement.

         9. TERM. This Agreement shall continue in effect, unless sooner terminated in accordance with its terms, for an initial term ending April 30, 2001, and shall continue in effect from year to year thereafter so long as such continuance is specifically approved at least annually by the vote of a majority of the Directors of WRL who are not parties hereto or interested persons (as that term is defined in Section 2(a)(19) of the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on the approval of the terms of such renewal, and by either the Directors of the Fund or the affirmative vote of a majority of the outstanding voting securities of the Portfolio (as that phrase is defined in Section 2(a)(42) of the 1940 Act).

         10. AMENDMENTS. This Agreement may be amended with respect to the Portfolio only with the approval by the affirmative vote of a majority of the outstanding voting securities (as that phrase is defined in Section 2(a)(42) of the 1940 Act) of such Portfolio and the approval by the vote of a majority of the Directors of the Fund who are not parties hereto or interested persons (as that term is defined in Section 2(a)(19) of the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on the approval of such amendment, unless otherwise permitted by the 1940 Act.

         11. PRIOR AGREEMENTS. This agreement supersedes all prior agreements between the parties relating to the subject matter hereof, and all such prior agreements are deemed terminated upon the effectiveness of this agreement.

12.      MISCELLANEOUS

(a) Pilgrim Baxter shall not be required to pay any expenses of the Portfolio. In particular, but without limiting the generality of the foregoing, Pilgrim Baxter shall not be responsible for the following expenses of the Portfolio: organization and certain offering expenses of the Portfolio, legal expenses; auditing and accounting expenses; interest expenses; telephone, telex, facsimile, postage and other communications expenses; taxes and governmental fees; fees, dues and expenses incurred by or with respect to the Portfolio in connection with membership in investment company trade organization; costs of insurance relating to fidelity coverage for the Fund's officers and employees; fees and expenses of the Fund's custodian, any subcustodian, transfer agent registrar, or dividend disbursing agent; maintaining the Fund's financial books and records and calculating the daily net asset value; other payments for portfolio pricing or valuation services to pricing agents, accountants, bankers and other specialists, if any; expenses of preparing share certificates; other expenses in connection with the issuance, offering, distribution, sale or redemption of securities issued by the Portfolio; expenses relating to investor and public relations; expenses of registering and qualifying shares of the Portfolio for sale; freight, insurance and other charges in connection with the shipment of the Portfolio's portfolio securities; brokerage commissions or other costs of acquiring or disposing of any portfolio securities or other assets of the Portfolio, or of entering into other transactions or engaging in any investment practices with respect to the Portfolio; expenses of printing and distributing prospectuses, Statements of Additional Information, reports, notices and dividends to stockholders; costs of stationery; any litigation expenses; and costs of stockholders' meetings; costs relating to meetings of the Board of Directors of the Fund except for travel expenses for representatives of Pilgrim Baxter to the extent that such expenses relate to attendance at meetings of the Board of Directors of the Fund with respect to matters concerning the Portfolio, or any committees thereof or advisers thereto.

              (b) It is understood that the services of Pilgrim Baxter are not exclusive, and that nothing in this Agreement shall prevent Pilgrim Baxter from providing similar services to other investment companies or to other series of investment companies, or from engaging in other activities, provided such other services and activities do not, during the term of the Agreement, interfere in a material manner with Pilgrim Baxter's ability to meet its obligations to the Portfolio hereunder. When Pilgrim Baxter recommends the purchase or sale of the same security for the Portfolio, it is understood that in light of its fiduciary duty to the Portfolio, such transactions will be executed on a basis that is fair and equitable to the Portfolio. In connection with purchases or sales of portfolio securities for the account of the Portfolio, neither Pilgrim Baxter nor any of its directors, officers or employees shall act as principal or agent or receive any commission, provided that portfolio transactions for the Portfolio may be executed through firms affiliated with Pilgrim Baxter in accordance with applicable legal requirements, and procedures adopted by the Directors of the Fund.

              (c) During the term of this Agreement, WRL Management agrees to furnish Pilgrim Baxter, at is principal office, all prospectuses, proxy statements, reports to shareholders, sales literature or other materials prepared for distribution to shareholders of the Portfolio, the Fund or the public that refer to Pilgrim Baxter or its clients in any way.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

ATTEST:       THE PILGRIM BAXTER & ASSOCIATES, LTD.

______________________________              By:_________________________________
Secretary                                   Title:

ATTEST:       WRL MANAGEMENT, INC.

______________________________              By:_________________________________
Assistant Secretary                               John R. Kenney

                                                  Chairman, Director & President

Sub-Advisory Agreement
                                   SCHEDULE A

------------------------------------------ --------------------------------------- --------------------------
                  FUND                      ANNUAL PERCENTAGE OF MONTHLY AVERAGE       TERMINATION DATE
                                                      DAILY NET ASSETS
------------------------------------------ --------------------------------------- --------------------------
    WRL PILGRIM BAXTER MID CAP GROWTH        0.50% of the first $100 million of         April 30, 2001
                                             the Portfolio's average daily net
                                            assets; 0.40% of assets in excess of
                                             $100 million (from first dollar)*
------------------------------------------ --------------------------------------- --------------------------

*The fees payable for this portfolio will be based upon the average daily net assets, on a combined basis, for both the WRL Pilgrim Baxter Mid Cap Growth portfolio and the IDEX Pilgrim Baxter Mid Cap Growth fund.